Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Global BPO Services Corp.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 17, 2008 relating to the consolidated financial statements of Global BPO Services Corp., which appears in Global BPO Services Corp.’s Annual Report on Form 10-K for the period from June 26, 2007 (date of inception) to December 31, 2007.

/s/ BDO Seidman, LLP

Boston, Massachusetts
July 30, 2008